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                                                                    EXHIBIT 2(c)



                      AMENDMENT NO. 2 TO PURCHASE AGREEMENT


            AMENDMENT AGREEMENT effective as of September 1, 1995 by and among MT ASSOCIATES, a Pennsylvania general partnership (the "Partnership"), Robert K. Mehlman, D.D.S. ("Mehlman"), Bruce L. Talus, D.M.D. ("Talus"), and Valley Forge Dental Associates, Inc., a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:

            WHEREAS, the Partnership, Mehlman, Talus and the Purchaser entered into an Agreement of Purchase and Sale (the "Original Purchase Agreement") dated as of September 1, 1995, which provided, among other things, for the purchase by the Purchaser of certain of the assets of the Partnership;

            WHEREAS, the parties amended the Original Purchase Agreement by an amendment dated as of October 1, 1996 (the "First amendment" and together with the Original Purchase Agreement, the "Purchase Agreement"; and

            WHEREAS, the parties hereto desire to further amend the Purchase Agreement to accurately reflect the original intention of the parties, as hereinafter set forth.

            NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties
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hereto, intending to be legally bound, hereby agree as follows:

            1. Defined Terms. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

            2. Amendments to Purchase Agreement.

            (a) Section I(D) and Section I(E) of the Purchase Agreement are hereby amended by deleting Section I(D) and Section I(E) in their entirety and substituting therefor the following new Section I(D) and Section I(E):

                  "D. Contingent Payments. Each of the Partnership, Mehlman, Talus and the Purchaser acknowledges and agrees that because many of the locations of the Business have short operating histories, the full value of the Shares and the Virginia Business on the date of the Closing is difficult to ascertain with any degree of certainty on the date of
      Closing. Accordingly, the parties to this Agreement agree that it is appropriate to provide for the Contingent Payments set forth in this
      Section I(D) to reflect more accurately the full value of the Shares and the Virginia Business on the date of Closing. Subject to the conditions set forth herein and in Schedule III hereto, within ninety (90) days after September 30, 1996, September 30, 1997 and September 30, 1998, the Purchaser shall deliver to the Partnership, the Contingent Payments, if any, payable with respect to the twelve-month periods ending September 30, 1996, September 30, 1997 and September 30, 1998, respectively. The amount of the Contingent Payments payable to the Partnership with respect to twelve-month period ending September 30, 1996 (the "1996 Contingent Period") (i) shall be based upon the achievement by the Business of targeted "net revenues" (as hereinafter defined) during such Contingent Period and the achievement by the Business of targeted "pre-tax earnings" (as hereinafter defined) as a percentage of net revenues of the Business during such Contingent Period and (ii) shall be determined in accordance with the provisions hereof, Schedule III hereto and the terms of the contingent payment matrix
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                                                                               3


      set forth in Schedule IV hereto (the "1996 Contingent Payment Matrix"). The amount of the Contingent Payments payable to the Partnership with respect to each of the twelve-month periods ending September 30, 1997 (the "1997 Contingent Period") and September 30, 1998 (the "1998 Contingent Period", and together with the 1997 Contingent Period and the 1996 Contingent Period, the "Contingent Periods") (i) shall be based upon the achievement by the Business of targeted "net revenues" during such Contingent Period and the achievement by the Business of targeted "pre-tax earnings" as a percentage of net revenues of the Business during such Contingent Period and (ii) shall be determined in accordance with the provisions hereof and Schedule III hereto. Each of the Contingent Payments, if earned, shall be made by delivery to the Partnership of (i) certified or official bank checks payable to the order of the Partnership or by means of a wire transfer in immediately available funds to an account designated by the Partnership and (ii) three-year convertible subordinated promissory notes of the Purchaser in the form of Exhibit A-3 hereto (the "Contingent Notes"; and together with the Closing Notes, the "Notes"), in each case, in such amounts of cash and such principal amounts as are determined in accordance with Schedule III hereto and Schedule IV hereto, as applicable. The Purchaser agrees to pay the Partnership interest at the rate of eleven percent (11%) per annum on any undisputed cash Contingent Payments which are not paid within ninety (90) days of September 30, 1996, September 30, 1997 and September 30, 1998, as the case may be. Such interest shall accrue from the date which is ninety (90) days after the applicable September 30 until the date payment is received.

                  E. Computation of Net Revenues and Pre-Tax Earnings; Certain Adjustments. The Purchaser shall, within ninety (90) days after the end of each of the Contingent Periods, compute the amount of the net revenues and pre-tax earnings of the Business for such Contingent Period. For purposes of calculating net revenues and pre-tax earnings, the Business shall be accounted for as a separate business enterprise with separate financial books and accounting records, notwithstanding that the Business is owned or operated by one or more legal entities. The amount so computed shall be the net revenues and pre-tax earnings for purposes of determining whether or not Contingent Payments for a Contingent Period shall be due and payable. Notwithstanding the determination of net
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      revenues and pre-tax earnings for any applicable period by the Purchaser, the Partnership shall receive within each such ninety (90) day period the information upon which such determination was made, and shall, in the event of a dispute as to the amount or method of calculation of such net revenues and pre-tax earnings have the right, together with its representatives, to review and make appropriate copies of all applicable books, records and work papers relating to the determination of net revenues and pre-tax earnings. For purposes of this Agreement, (i) "net revenues" of the Business shall mean gross charges billed for all services provided by the Business (or, in the event that all or substantially all of the assets and business of the Business shall have been transferred to another entity or entities, the allocable portion of the gross charges of such other entity or entities attributable to the Business) during a Contingent Period less any necessary adjustments to reflect patient refunds and amounts which are determined to be uncollectible at the time of billing (contractual allowances) or in the future (billing errors) as determined in accordance with generally accepted accounting principles consistent with the Purchaser's accounting practices; and (ii) "pre-tax earnings" shall mean the earnings before income taxes of the Business (or, in the event that all or substantially all the assets and business of the Business shall have been transferred to another entity or entities, the allocable portion of the pre-tax earnings of such other entity or entities) for a Contingent Period as determined in accordance with generally accepted accounting principles consistent with the Purchaser's accounting practices; provided, however, that all revenues and earnings of the Business received from the Medicare or Medicaid programs or from the Office of Civilian Health and Medical Program of the Uniformed Services ("CHAMPUS") programs shall be excluded from "net revenues" and "pre-tax earnings" for the purposes of this Agreement. The Purchaser agrees that the Purchaser will provide the Business with working capital at a level and take such other actions which, in the Purchaser's reasonable judgment, will permit the Business to maximize its net revenues and pre-tax earnings, subject at all times to the Purchaser's obligations to its shareholders and any applicable statutory or regulatory requirements. Operating expenses will include all charges directly related to the daily operations of the Business and will include the following:
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                                                                               5


                  -     Clinical salaries and benefits.

                  -     Administrative salaries and benefits.

                  -     Amounts paid to independent contractors.

                  -     Expenses for office supplies consumed.

                  -     Telephone expenses.

                  - Depreciation costs related to specific assets used in connection with the operation of the Business.

                  - Insurance costs directly related to the worker's compensation, professional and general liability or property insurance associated with the Business.

                  -     Testing supplies consumed by the Business.

                  - Travel and entertainment expenses incurred, except for those expenses required to attend any of the Purchaser's corporate or regional meetings.

                  - Expenses for the lease or rental of any equipment used in the office or directly by employees or independent contractors.

                  - Rents and other charges for facilities used in the operation of the Business.

                  -     Charges incurred for the processing of payroll.

                  - Advertising expenses in local newspapers and publications.

                  - Amounts related to the write-off or reserving of bad debts.

                  - Expenses related to the collection of bad debts and the income therefrom.

                  -     Expenses relating to clinical supervision.

                  -     Talus's salary and bonus up to $85,000.
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                  -     All principal and interest payments on the Talus Note.

      For purposes of calculating pre-tax earnings, operating expenses will not include the following charges:

                  -     Corporate overhead allocations.

                  -     Acquisition-related interest expense.

                  -     Legal and accounting fees.

                  - Amortization of goodwill or other intangibles arising in connection with the transactions contemplated by this Agreement.

                  -     Mehlman's salary, bonus and expenses.

                  - Talus's expenses and his salary and bonus in excess of the aggregate of $85,000.

                  -     Management fees.

                  - Any expenses incurred in connection with the operations of the Start-Up Business (as hereinafter defined).

                  -     All principal and interest payments on the Mehlman Note.

            For purposes of determining the net revenues and pre-tax earnings of the Business for any Contingent Period pursuant to this Section I(E), the Business shall not include any net revenues, pre-tax earnings or expenses in connection with the operation of the two (2) facilities in Sterling and Fredricksburg, Virginia and the one (1) facility in Fredrick, Maryland by Mid Atlantic MSO, LLC (collectively, the "Start-Up Business")."

            (b) The Purchase Agreement is hereby further amended by substituting
Schedule III and Schedule IV in their entirety and replacing them with a new
Schedule III and Schedule IV in the form of Schedule III and Schedule IV attached to this Amendment Agreement.
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            3. Miscellaneous.

            (a) The parties hereto further agree that all notices, requests or instructions under this Amendment Agreement or any other agreement made between the parties hereto in connection with the Purchase Agreement shall be in writing and delivered personally, sent by telecopy or sent by registered or certified mail, postage prepaid, to the addresses set forth in Section XIV(A) of the Purchase Agreement.

            (b) Except as specifically amended herein, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

            (c) The provisions of this Amendment Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in this Amendment Agreement in any jurisdiction.

            (d) This Amendment Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

            (e) This Amendment Agreement may be executed in counterparts, each of which shall be deemed an original, but
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all of which taken together shall constitute one and the same instrument.

                                   *   *   *
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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be duly executed on the date first above written.

                                    MT ASSOCIATES

                                    By /s/ Robert K Mehlman, D.D.S
                                      ----------------------------
                                      General Partner



                                      /s/ Robert K. Mehlman, D.D.S
                                      -----------------------------
                                      Robert K. Mehlman, D.D.S.



                                      /s/ Bruce L. Tahis, D.M.D
                                      -----------------------------
                                      Bruce L. Talus, D.M.D.



                                    VALLEY FORGE DENTAL ASSOCIATES, INC.



                                    By /s/ W. Gary Liddick
                                      -----------------------------
                                       W. Gary Liddick
                                       Vice President


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                                                                   "Schedule III


                               CONTINGENT PAYMENTS

      (1)   Contingent Period Ending September 30, 1996:

            The Target 100% net revenues and pre-tax earnings percentages set forth below for the 1996 Contingent Period correspond to the Target 100% headings for net revenues and pre-tax earnings in the Contingent Matrix.

            The Target 100% net revenues, pre-tax earnings percentages and Contingent Payments for the 1996 Contingent Period is as follows:

            Target 100% net revenues          $3,365,000
            Target 100% pre-tax earnings
             (as a percentage of net                21.6%
             revenues)

            Target 100% Contingent Payments   $   300,000 and a Convertible
                                              subordinated promissory note in
                                              the principal amount of $500,000.

            In order to calculate the Contingent Payments for the 1996 Contingent Period, the net revenues and pre-tax earnings of the Business shall be computed in accordance with Section I(E) and a contingent payment multiplier for such period which shall be determined by reference to the Contingent Matrix. The percentages set forth in the headings of the Contingent Matrix are benchmarks only. The aggregate amount of the cash and the principal amount of the Contingent Notes which comprise the Contingent Payments payable to the Partnership and Mehlman shall be determined by multiplying the Target 100% cash and the Target 100% aggregate principal amount of the Contingent Notes for the 1996 Contingent Period by the applicable contingent multiplier.

            The maximum Contingent Payments for the 1996 Contingent Period shall be 144% of the Target 100% Contingent Payments for the 1996 Contingent Period.
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      (2)   Contingent Period Ending September 30, 1997:

            If during the 1997 Contingent Period the Business achieves net revenues of $3,500,000 and pre-tax earning (as a percentage of net revenues) of 22.0% the Contingent Payments shall be:

                              $414,000 and a Convertible
                              subordinated promissory note in the
                              principal amount of $2,677,200.

      (3)   Contingent Period Ending September 30, 1998:

            If during the 1998 Contingent Period the Business achieves net revenues of $3,700,000 and pre-tax earnings (as a percentage of net revenues) of 22.5% the Contingent Payments shall be:

                              $660,000 and a Convertible
                              subordinated promissory note in the
                              principal amount of $1,980,000.
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                                                                     Schedule IV


                1996 CONTINGENT PERIOD CONTINGENT PAYMENT MATRIX

                                    REVENUES


                                                                 TARGE
                                                                   T

                    10%      20%      40%       60%      80%      100%     120%
                 ---------------------------------------------------------------
P  E    10%       0.01     0.02     0.04      0.06     0.08      0.10     0.12
R  A             ---------------------------------------------------------------
E  R    20%       0.02     0.04     0.08      0.12     0.16      0.20     0.24
T  N             ---------------------------------------------------------------
A  I    40%       0.04     0.08     0.16      0.24     0.32      0.40     0.48
X  N             ---------------------------------------------------------------
   G    60%       0.06     0.12     0.24      0.36     0.48      0.60     0.72
   S             ---------------------------------------------------------------
        80%       0.08     0.16     0.32      0.48     0.64      0.80     0.96
                 ---------------------------------------------------------------
        TARGET    0.10     0.20     0.40      0.60     0.80      1.00     1.20
        100%
                 ---------------------------------------------------------------
        120%      0.12     0.24     0.48      0.72     0.96      1.20     1.44
                 ---------------------------------------------------------------

      Contingent Payments will be pro-rated for net revenues and pre-tax earnings that are between matrix benchmarks."